www.ironmountain.com Supplemental Financial Information First Quarter 2018 Unaudited

www.ironmountain.com Selected metric definitions are available in the Appendix Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations such as 2018 guidance, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences, and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms, to close pending acquisitions and to integrate acquired companies efficiently; (ix) changes in the amount of our growth and maintenance capital expenditures and our ability to invest according to plan; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) changes in the cost of our debt; (xiii) the impact of alternative, more attractive investments on dividends; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward- looking statements wherever they appear. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition property, plant and equipment (including of real estate) and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

www.ironmountain.com Selected metric definitions are available in the Appendix All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Anjaneya Singh, 617-535-8577 Director, Investor Relations anjaneya.singh@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Section I - Company Profile 4 Section II - Financial Highlights and Guidance 5 - 6 Section III - Operating Metrics 7 - 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations 11 - 18 Section V - Storage Net Operating Income and EBITDA, and Service Business EBITDA 19 - 21 Section VI - Real Estate Metrics 22 - 27 Section VII - Data Center Customer and Portfolio Metrics 28 Section VIII - Debt Schedule and Capitalization 29 - 30 Section IX - Capital Expenditures and Investments 31 - 34 Section X - Components of Value 35 Section XI - Appendix and Definitions 36 - 47

IRON MOUNTAIN®

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding annualized revenue of approximately $4.2 billion. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. As of 3/31/18, Iron Mountain served more than 225,000 customers, including approximately 95% of the Fortune 1000, and no single customer accounted for more than 1% of revenues, or 2% of volume. Iron Mountain provides storage and information management services in 53 countries on six continents, storing approximately 680 million cubic feet of records in a portfolio of more than 1,400 facilities totaling more than 85 million square feet of space. The company employs more than 24,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by consistent storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are in early stages of outsourcing their storage of physical documents.

Strong Track Record of Storage Rental Revenue Growth


28-year Compound
Annual Growth Rate
16.3%
$2,378M
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17

Countries Served



Diversification of Total Revenues

(As of 3/31/2018)


Region
19%
7%
7%
66%
North America
Europe (1)
Latin America
Asia
Mix
38%
62%
Storage
Service
Product
13%
10%
4%
10%
63%
Records Mgmt
Data Protection
Shredding
Data Center
Other (2)

(1) Includes South Africa and United Arab Emirates.

(2) Includes Fulfillment Services, Information Governance and Digital Solutions, Technology Escrow Services, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

www.ironmountain.com

Selected metric definitions are available in the Appendix

4

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

IRON MOUNTAIN®

Financial Highlights

	Q1 2017	Q1 2018	% Change
Storage Rental	$572,279	$651,149	13.8%
Service	366,597	391,309	6.7%
Total Revenues	**$938,876**	**$1,042,458**	**11.0%**
Gross Profit	$512,169	$593,737	15.9%
Gross Margin	54.6%	57.0%	240 bps
Gross Profit	$512,169	$593,737	15.9%
Less: Significant Acquisition Costs included in Cost of Sales	7,887	296	(96.2%)
Adjusted Gross Profit	$520,056	$594,033	14.2%
Adjusted Gross Profit Margin	55.4%	57.0%	160 bps
Adjusted Storage and Service Profit and Margin			
Adjusted Storage Gross Profit	$424,407	$483,052	13.8%
Adjusted Storage Gross Margin	74.2%	74.2%	0 bps
Adjusted Service Gross Profit	$95,649	$110,981	16.0%
Adjusted Service Gross Margin	26.1%	28.4%	230 bps
Storage Net Operating Income (NOI)[(1)]	$469,153	$525,721	12.1%
SG&A Costs	$240,166	$269,730	12.3%
Less: Significant Acquisition Costs Included in SG&A	$12,684	$18,712	47.5%
Adjusted SG&A Costs	$227,482	$251,018	10.3%
Adjusted SG&A as a % of Revenue	24.2%	24.1%	-10 bps
Income (Loss) from Continuing Operations	$58,844	$45,614	(22.5%)
Adjusted EBITDA	$292,574	$343,015	17.2%
Adjusted EBITDA Margin	31.2%	32.9%	170 bps
Reported EPS - Fully Diluted from Continuing Operations	$0.22	$0.16	(27.5%)
Adjusted EPS	$0.24	$0.24	0.0%
Net Income (Loss)	$58,507	$45,152	(22.8%)
AFFO	$170,937	$221,503	29.6%
Ordinary Dividends per Share	$0.5500	$0.5875	6.8%
Weighted Average Fully-diluted Shares Outstanding	264,810	285,993	8.0%

(1) Please see slide 19 for Storage Net Operating Income reconciliation.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
5

IRON MOUNTAIN
2018 Guidance Summary(1)

Financial Performance Outlook
$MM (except per share items)

	C$ 2018 Guidance[2]	C$ Change YOY
Revenue	$4,160 - $4,260	7% - 9%
Adjusted EBITDA	$1,435 - $1,485	12% - 16%
Adjusted EPS	$1.00 - $1.20	(15%) - 2%
AFFO[2]	$805 - $865	5% - 13%

Note:
2018 Guidance assumes:

- Expected internal storage rental revenue growth of 3% - 3.5% and total internal revenue growth of 2% - 3%
- Revenue recognition standards: expect to benefit Revenue by $7mm and Adjusted EBITDA by approximately $15mm. No benefit is expected for Adjusted EPS or AFFO.
- Depreciation and amortization expenses are expected to be $640mm to $660mm; Interest expense is expected to be $415mm to $425mm and cash taxes to be $65mm to $75mm
- Expect structural tax rate in the range of 18% - 20%
- Assumes full-year weighted average shares outstanding of 287mm
- Real Estate and Non-Real Estate Maintenance CapEx and Non-Real Estate Investments expected to be $155mm to $165mm
- Real Estate Investment and Innovation of $150mm to $160mm
- Optimizing real estate portfolio through capital recycling opportunities
- Base business acquisitions (~$150mm) plus acquisitions of customer relationships and inducements (~$60mm), excluding data center acquisitions
- Data Center growth investment expected to be ~$185mm, excluding acquisitions
- Closed acquisitions of Credit Suisse data centers on March 8, 2018 and IO Data Centers on January 10, 2018

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) AFFO 2018 Guidance excludes capital expenditures associated with the integration of Recall.

www.ironmountain.com
Selected metric definitions are available in the Appendix
6

www.ironmountain.com Selected metric definitions are available in the Appendix Year-over-Year Revenue Growth 7 Service Storage Rental 81.3% 18.7% Storage Rental Service Q1 2018 Revenue Q1 2018 Gross Profit 62.5% 37.5% Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I Revenue Growth Rates Reported 13.8% 6.7% 11.0% Less: Impact of FX Rate Changes and Adjustments (1) 2.3% 4.3% 3.1% Adjusted Constant Currency 11.5% 2.4% 7.9% Less: Impact of Acquisitions and Dispositions 7.8% 1.0% 5.1% Internal Revenue Growth Rate 3.7% 1.4% 2.8% Q1 2018 Storage Rental Revenue Service Revenue Total Revenue (1) Includes adjustments for adoption of Revenue Recognition standards.

www.ironmountain.com Selected metric definitions are available in the Appendix Records Management Volume Growth 8 6.0% 6.2% 6.3% 6.4% 5.2% 5.0% 4.9% 4.7% 2.6% 2.7% 2.8% 3.0% 2.4% 2.3% 2.2% 1.9% 0.1% 0.5% -4.8% -4.9% -5.0% -5.0% -4.1% -4.0% -3.9% -4.0% -2.1% -2.2% -2.3% -2.4% -2.1% -2.1% -2.1% -2.0% Q1-17 2.4% 1.1% 25.9% Q2-16 27.4% Q3-16 24.6% Q4-16 23.1% 1.0% 25.0% Q3-17 0.6% Q4-17 26.3% Q2-17 Q1-18 27.6% 29.2% 1.4% 1.7% New Volume from Existing Customers Business Acquisitions / Dispositions Destructions New Sales Outperm/Terms Total Iron Mountain (686 CuFt MM) North America (415 CuFt MM) (3) (1) Q2-17 cube growth has been adjusted to reflect required regulatory divestments of IRM’s legacy Australian business. (2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of divestments required by Recall transaction and sale of Russia / Ukraine business. (3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins. 60.6% 13.9% 25.5% (2) -5.1% -1.6% -4.3% Q2-16 11.4% 1.6% 1.9% 5.2% -1.5% Q3-16 10.5% 10.7% 5.0% -1.5% 5.0% 4.2% -5.0% 0.1% Q1-17 1.9% 0.3% Q1-18 1.6% -4.4% -1.5% Q2-17 0.3% 1.6% -4.3% -1.5% Q3-17 0.3% 3.9% -1.5% Q4-17 1.3% 11.6% -4.4% 10.6% 11.0% 0.3% 0.1% 0.0% -0.8% Q4-16 -5.1% 1.6% 4.0% -5.1% -1.6% 11.5% 3.7% 1.7% 5.1% -1.4% 11.8% 60.6% 13.9% 25.5% North America Western Europe Other International Percentage of Total Cubic Volume at 3/31/18 1.7% 1.8% 1.7% 1.9% 1.4% 1.3% 1.1% 0.6% Internal Growth % (1) (1) 0.0% Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I -0.8%

IRON MOUNTAIN®

Records Management Volume Growth


Western Europe (95 CuFt MM)
37.8%
34.1%
4.8%
5.5%
-3.9%
-2.6%
Q2-16
49.3%
46.1%
4.4%
5.8%
-4.3%
-2.7%
Q3-16
48.4%
45.7%
4.9%
6.3%
-5.8%
-2.7%
Q4-16
49.2%
45.5%
5.7%
6.9%
-6.2%
-2.6%
Q1-17
11.7%
9.2%
4.3%
5.1%
-4.8%
-2.1%
Q2-17(1)
2.0%
4.0%
4.7%
-4.4%
-2.3%
Q3-17
1.7%
3.9%
4.6%
-4.0%
-2.7%
Q4-17
1.1%
3.5%
4.4%
-4.0%
-2.8%
Q1-18
Other International (175 CuFt MM)
87.0%
80.2%
4.8%
9.9%
-4.3%
-3.7%
Q2-16
86.9%
80.4%
5.2%
10.5%
-4.6%
-4.5%
Q3-16
75.1%
67.5%
5.9%
11.4%
-4.4%
-5.3%
Q4-16
61.7%
54.6%
5.4%
11.2%
-4.2%
-5.3%
Q1-17
3.0%
3.3%
7.6%
-1.4%
-3.6%
-2.8%
Q2-17(1)
4.3%
3.0%
7.8%
-0.2%
-3.5%
-2.7%
Q3-17
6.0%
1.8%
2.6%
7.6%
-3.2%
-2.8%
Q4-17
5.7%
1.8%
2.4%
7.3%
-3.0%
-2.8%
Q1-18
Percentage of Total Cubic Volume at 3/31/18
13.9%
25.5%
60.6%
13.9%
25.5%
60.6%
Business Acquisitions/ Dispositions(2)
New Sales(3)
New Volume from Existing Customers
Destructions
Outperm/Terms

(1) Q2-17 cube growth has been adjusted to reflect required regulatory divestments of IRM's legacy Australian business.
(2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of divestments required by Recall transaction and sale of Russia / Ukraine business.
(3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
9

IRON MOUNTAIN®

Quarterly Operating Performance

By Reporting Segment	Q1 Results: Q1 2017		Q1 2018		% Growth: Reported	- Impact of FX Rate Changes and Adjustments(1)	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management Business									
Storage Rental	$298,183		$304,819		2.2%	(1.3)%	3.5%	0.1%	3.4%
Service	209,414		222,024		6.0%	3.9%	2.1%	0.2%	1.9%
Total Revenues	$507,597		$526,843		3.8%	0.9%	2.9%	0.1%	2.8%
Adjusted EBITDA & Margin	209,530	41.3%	225,738	42.8%					
NA Data Management Business									
Storage Rental	$68,824		$69,246		0.6%	(0.5)%	1.1%	0.0%	1.1%
Service	32,010		30,718		(4.0)%	2.1%	(6.1)%	0.0%	(6.1)%
Total Revenues	$100,834		$99,964		(0.9)%	0.3%	(1.2)%	0.0%	(1.2)%
Adjusted EBITDA & Margin	55,270	54.8%	53,852	53.9%					
Western European Business									
Storage Rental	$71,567		$83,952		17.3%	14.9%	2.4%	0.0%	2.4%
Service	48,505		52,920		9.1%	9.5%	(0.4)%	0.0%	(0.4)%
Total Revenues	$120,072		$136,872		14.0%	12.7%	1.3%	0.0%	1.3%
Adjusted EBITDA & Margin	34,142	28.4%	44,082	32.2%					
Other International Business									
Storage Rental	$117,615		$131,747		12.0%	4.8%	7.2%	1.6%	5.6%
Service	71,626		76,223		6.4%	2.8%	3.6%	(0.8)%	4.4%
Total Revenues	$189,241		$207,970		9.9%	4.0%	5.9%	0.8%	5.1%
Adjusted EBITDA & Margin	55,347	29.2%	60,631	29.2%					
Global Data Center Business									
Storage Rental	$5,858		$45,495		676.6%	0.0%	676.6%	648.0%	28.6%
Service	365		1,108		203.6%	0.0%	203.6%	163.1%	40.5%
Total Revenues	$6,223		$46,603		648.9%	0.0%	648.9%	619.6%	29.3%
Adjusted EBITDA & Margin	1,506	24.2%	20,790	44.6%					
Corporate and Other Business									
Storage Rental	$10,232		$15,890		55.3%	0.0%	55.3%	50.9%	4.4%
Service	4,677		8,316		77.8%	0.0%	77.8%	78.3%	(0.5)%
Total Revenues	$14,909		$24,206		62.4%	0.0%	62.4%	59.6%	2.8%
Adjusted EBITDA	(63,221)		(62,078)						
Total									
Storage Rental	$572,279		$651,149		13.8%	2.3%	11.5%	7.8%	3.7%
Service	366,597		391,309		6.7%	4.3%	2.4%	1.0%	1.4%
Total Revenues	$938,876		$1,042,458		11.0%	3.1%	7.9%	5.1%	2.8%
Adjusted EBITDA & Margin	292,574	31.2%	343,015	32.9%					

(1) Includes adjustments for adoption of Revenue Recognition standards.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

10

IRON MOUNTAIN®

Consolidated Balance Sheets

	12/31/2017	3/31/2018
ASSETS		
Current Assets:		
Cash and Cash Equivalents	$925,699	$442,491
Accounts Receivable, Net	835,742	859,106
Other Current Assets	188,874	223,276
Total Current Assets	1,950,315	1,524,873
Property, Plant and Equipment:		
Property, Plant and Equipment	6,251,100	7,306,059
Less: Accumulated Depreciation	(2,833,421)	(2,940,588)
Property, Plant and Equipment, Net	3,417,679	4,365,471
Other Assets, Net:		
Goodw ill	4,070,267	4,325,478
Other Non-current Assets, Net:	1,534,141	1,782,327
Total Other Assets, Net	5,604,408	6,107,805
Total Assets	**$10,972,402**	**$11,998,149**
LIABILITIES AND EQUITY		
Current Liabilities:		
Current Portion of Long-term Debt	$146,300	$137,198
Other Current Liabilities	1,183,873	1,093,864
Total Current Liabilities	1,330,173	1,231,062
Long-term Debt, Net of Current Portion	6,896,971	8,020,873
Other Long-term Liabilities[(1)]	446,416	484,939
Total Long-term Liabilities	7,343,387	8,505,812
Total Liabilities	**$8,673,560**	**$9,736,874**
Equity		
Total Stockholders' Equity	$2,297,438	$2,259,747
Noncontrolling Interests	1,404	1,528
Total Equity	2,298,842	2,261,275
Total Liabilities and Equity	**$10,972,402**	**$11,998,149**

(1) Includes redeemable noncontrolling interests of $91mm and $93mm as of December 31, 2017 and March 31, 2018, respectively.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
11

IRON MOUNTAIN

Consolidated Statements of Operations

	Q1 2017	Q1 2018	% Change
Revenues:			
Storage Rental	$572,279	$651,149	13.8%
Service	366,597	391,309	6.7%
Total Revenues	**$938,876**	**$1,042,458**	**11.0%**
Operating Expenses:			
Cost of Sales (excluding Depreciation and Amortization)[1]	426,707	448,721	5.2%
Selling, General and Administrative[2]	240,166	269,730	12.3%
Depreciation and Amortization	124,707	160,578	28.8%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(459)	(1,130)	n/a
Total Operating Expenses	**791,121**	**877,899**	**11.0%**
Operating Income (Loss)	**147,755**	**164,559**	**11.4%**
Interest Expense, Net	86,055	97,626	13.4%
Foreign Currency Transaction (Gain) / Loss	(4,164)	21,785	n/a
Other (Income) Expense, Net	(2,200)	(1,634)	(25.7%)
Income (Loss) before Provision (Benefit) for Income Taxes and Gain on Sale of Real Estate	**68,064**	**46,782**	**(31.3)%**
Provision (Benefit) for Income Taxes	9,220	1,168	(87.3)%
Income (Loss) from Continuing Operations	**58,844**	**45,614**	**(22.5)%**
(Loss) Income from Discontinued Operations, Net of Tax	(337)	(462)	37.1%
Net Income (Loss)	58,507	45,152	(22.8)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	382	468	22.5%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$58,125**	**$44,684**	**(23.1)%**
Earnings (Losses) per Share - Basic:			
Income (Loss) from Continuing Operations	$0.22	$0.16	(27.3)%
Total Income (Loss) from Discontinued Operations	$0.00	$0.00	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.22**	**$0.16**	**(27.3)%**
Earnings (Losses) per Share - Diluted:			
Income (Loss) from Continuing Operations	$0.22	$0.16	(27.3)%
Total Income (Loss) from Discontinued Operations	$0.00	$0.00	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.22**	**$0.16**	**(27.3)%**
Weighted Average Common Shares Outstanding - Basic	263,855	285,259	8.1%
Weighted Average Common Shares Outstanding - Diluted	264,810	285,993	8.0%

(1) Includes $7.9mm and $0.3mm of Significant Acquisition Costs in Q1 2017 and Q1 2018, respectively.
(2) Includes $12.7mm and $18.7mm of Significant Acquisition Costs in Q1 2017 and Q1 2018, respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 12

www.ironmountain.com Selected metric definitions are available in the Appendix 13 Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA (1) Includes realized and unrealized FX (gains) losses. Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I Q1 2017 Q1 2018 % Change Income from Continuing Operations $58,844 $45,614 (22.5)% Add / (Deduct): Interest Expense, Net 86,055 97,626 13.4% Provision (Benefit) for Income Taxes 9,220 1,168 (87.3)% Foreign Currency Transaction Losses (Gains) (1) (4,164) 21,785 n/a Other Expense (Income), Net (2,200) (1,634) (25.7)% Recall CostsSignif icant Acquisition Costs 20,571 19,008 (7.6)% Loss (Gain) on Disposal/Write-Dow n of PP&E (excluding Real Estate), Net (459) (1,130) n/a Depreciation and Amortization 124,707 160,578 28.8% Adjusted EBITDA $292,574 $343,015 17.2%

IRON MOUNTAIN

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2017	Q1 2018	% Change
Reported EPS - Fully Diluted from Continuing Operations	$ 0.22	$ 0.16	(27.3)%
Add (Deduct):			
Income (Loss) Attributable to Noncontrolling Interests	-	-	
Foreign Currency Transaction Losses (Gains)	(0.02)	0.08	
Other Expense (Income), Net	(0.01)	(0.01)	
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	-	-	
Significant Acquisition Costs	0.08	0.07	
Tax Impact of Reconciling Items and Discrete Tax Items [(1)]	(0.04)	(0.05)	
Adjusted EPS - Fully Diluted from Continuing Operations	$ 0.24	$ 0.24	0.0%

(1) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the three months ended March 31, 2017 and 2018, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 23.1% for the three months ended March 31, 2017 and 19.5% for the three months ended March 31, 2018. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three and full year periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
14

IRON MOUNTAIN

Reconciliation of Net Income to FFO & AFFO

	Q1 2017	Q1 2018	% Change
Net Income	$58,507	$45,152	(22.8)%
Add / (Deduct):			
Real Estate Depreciation	62,956	72,979	
FFO (Nareit)	$121,463	$118,131	(2.7)%
Add / (Deduct):			
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(459)	(1,130)	
Foreign Currency Transaction (Gains) Losses [1]	(4,164)	21,785	
(Income) Other Expense, Net	(2,200)	(1,634)	
Tax Impact of Reconciling Items and Discrete Tax Items [2]	(9,678)	(15,379)	
(Income) Loss from Discontinued Operations, Net of Tax	337	462	
Significant Acquisition Costs	20,571	19,008	
FFO (Normalized)	$125,870	$141,243	12.2%
Add / (Deduct):			
Non-Real Estate Depreciation	36,636	40,453	
Amortization of Customer Relationship Intangible Assets [3]	25,115	43,559	
Amortization of Deferred Financing Costs	3,906	3,553	
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below -Market	3,158	3,664	
Non-Cash Rent Expense (Income)	1,979	(1,258)	
Stock-based Compensation Expense	6,549	7,384	
Reconciliation to Normalized Cash Taxes [4]	(11,523)	5,948	
Less:			
Non-Real Estate Investment [5]	6,074	7,651	
Real Estate, Data Center and Non-Real Estate Maintenance CapEx [6]	14,679	15,392	
AFFO	$170,937	$221,503	29.6%
Per Share Amounts (Fully Diluted Shares)			
FFO (Nareit)	$0.46	$0.41	(10.9)%
FFO (Normalized)	$0.48	$0.49	2.1%
Weighted Average Common Shares Outstanding - Basic	263,855	285,259	8.1%
Weighted Average Common Shares Outstanding - Diluted	264,810	285,993	8.0%

(1) Includes realized and unrealized FX (gains) losses.
(2) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(3) Excludes amortization of capitalized commissions of $0.0mm and $3.6mm in Q1 20187 and Q1 2018, respectively.
(4) Our structural tax rate for purposes of calculation of Adjusted EPS and FFO (Normalized) was 23.1% for the three months ended March 31, 2017 and 19.5% for the three months ended March 31, 2018. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three months and full year periods.
(5) Non-Real Estate Investment excludes Significant Acquisition integration CapEx of $3.9mm and $1.9mm in Q1 2017 and Q1 2018, respectively. Includes Non-Real Estate Investment associated with data center business of $0.1mm and $1.3mm in Q1 2017 and Q1 2018, respectively.
(6) Maintenance CapEx excludes Significant Acquisition integration maintenance expense of $0.6mm and $0.0mm in Q1 2017 and Q1 2018, respectively. Includes Maintenance CapEx associated with data center business of $0.4mm in Q1 2018.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
15

IRON MOUNTAIN

Reconciliation of Cash Flow from Operations to AFFO

	Q1 2017	Q1 2018	% Change
Cash Flow from from Operating Activities-Continuing Operations	**122,174**	**91,568**	**(25.1)%**
Adjust for:			
Tax Impact of Reconciling Items and Discrete Tax Items Net of Deferred Tax	(2,292)	(14,992)	n/a
Reconciliation to Normalized Cash Taxes[(1)]	(11,523)	5,948	n/a
Significant Acquisition Costs	20,571	19,008	(7.6%)
Working Capital Adjustments[(2)]	66,369	151,238	n/a
Non-Real Estate Investment CapEx[(3)]	(6,074)	(7,651)	26.0%
Real Estate, Data Center and Non-Real Estate Maintenance CapEx[(4)]	(14,679)	(15,392)	4.9%
Amortization of Capital Commissions	-	(3,587)	n/a
Other and FX[(5)]	(3,609)	(4,637)	28.5%
AFFO	**$170,937**	**$221,503**	**29.6%**

(1) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(2) Working capital adjustments in Q1 2018 are driven primarily by changes in accruals for incentive compensation and interest payable, as well as changes to trade receivables and payables.
(3) Non-Real Estate Investment CapEx excludes $3.9mm and $1.9mm of Significant Acquisition integration CapEx in Q1 2017 and Q1 2018, respectively. Includes Non-Real Estate Investment associated with data center business of $1.3mm in Q1 2018.
(4) Real Estate and Non-Real Estate Maintenance CapEx excludes $0.6mm and $0.0mm of Significant Acquisition integration CapEx in Q1 2017 and Q1 2018, respectively. Includes Maintenance CapEx associated with data center business of $0.4mm in Q1 2018.
(5) Includes Large Volume Accounts ("LVA") amortization and foreign currency adjustments.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 16

IRON MOUNTAIN

Quarterly Revenue Growth Bridge ($mm)


11% Reported R$
8% C$
$939
$27
$966
$5
$32
$50
$1,042
Q1 2017 Revenue - Reported $
FX Impact at Q1 2018 FX Rates
Q1 2017 Revenue at Q1 2018 FX Rates
Impact of Russia & Ukraine Divestiture
Impact of IO Data Centers
Revenue Growth Excluding FX Benefit
Q1 2018 Revenue - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
17

IRON MOUNTAIN

Quarterly Adjusted EBITDA Bridge ($mm)


17% Reported R$
14% C$
$293
$9
$301
$2
$18
$4
$21
$343
Q1 2017 Adjusted EBITDA - Reported $
FX Impact at Q1 2018 FX Rates
Q1 2017 Adjusted EBITDA at Q1 2018 FX Rates
Impact of Russia & Ukraine Divestiture
Impact of IO Data Centers
Impact of Revenue Recognition Changes
Growth Excluding FX Benefit
Q1 2018 Adjusted EBITDA - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
18

IRON MOUNTAIN

Storage and Service Reconciliation(1)

	Q1 2017	Q1 2018	% Change
Total Storage Revenue	**$572,279**	**$651,149**	**13.8%**
Add: Permanent Withdraw al Fees	5,277	6,185	17.2%
Adjusted Storage Revenue	**$577,556**	**$657,334**	**13.8%**
Total Service Revenue	**$366,597**	**$391,309**	**6.7%**
Less: Permanent Withdraw al Fees	(5,277)	(6,185)	17.2%
Adjusted Service Revenue	**$361,320**	**$385,124**	**6.6%**
Storage Cost of Sales (COS)			
Storage COS Excluding Rent	75,065	90,618	20.7%
Storage Rent	72,807	77,479	6.4%
Total Storage COS	**147,872**	**168,097**	**13.7%**
Service Cost of Sales (COS)			
Service COS Excluding Rent	267,622	276,961	3.5%
Service Rent	3,326	3,367	1.2%
Total Service COS	**270,948**	**280,328**	**3.5%**
Significant Acquisition Costs Included in Cost of Sales	7,887	296	(96.2%)
Total COS	**$426,707**	**$448,721**	**5.2%**
SG&A Costs			
Storage Overhead	33,338	40,995	23.0%
Service Overhead	23,370	26,647	14.0%
Corporate Overhead	107,468	114,503	6.5%
Significant Acquisition Costs Included in SG&A	12,684	18,712	47.5%
Sales and Marketing	63,306	68,873	8.8%
Total SG&A	**$240,166**	**$269,730**	**12.3%**
Adjusted EBITDA			
Total Storage Adjusted EBITDA	396,346	448,242	13.1%
Total Service Adjusted EBITDA	67,002	78,149	16.6%
Less: Corporate Overhead and Sales and Marketing	(170,774)	(183,376)	7.4%
Total Adjusted EBITDA	**$292,574**	**$343,015**	**17.2%**

(1) Our storage and service revenues and Adjusted Storage and Service EBITDA margins for Q1 2018 reflect a net reclassification of $6.3mm of storage rental revenues and Storage Adjusted EBITDA into service revenues and Service Adjusted EBITDA. as a result of our adoption of a new accounting standard pertaining to revenue recognition, which we adopted as of January 1, 2018. Our revenues for Q1 2017 do not reflect this revenue reclassification as this new accounting standard was adopted on a modified retrospective basis, whereby prior period results were not restated.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 19

IRON MOUNTAIN

Storage Net Operating Income (NOI)[1]

	Q1 2017	Q1 2018	% Change
Revenue from Storage Rental Activities			
Records Management	$450,473	$479,567	6.5%
Data Protection	87,458	90,703	3.7%
Data Center	5,858	45,491	n/a
Other[2]	28,490	35,388	24.2%
Total Storage Rental	**$572,279**	**$651,149**	**13.8%**
Terminations/Permanent Withdrawal Fees	5,277	6,185	17.2%
Total Revenue from Adjusted Storage Rental Activities	**$577,556**	**$657,334**	**13.8%**
Less: Storage Rental Expenses			
Facility Costs[3]	136,175	152,348	11.9%
Storage Rental Labor	3,854	5,803	50.6%
Other Storage Rental Expenses	7,843	9,946	26.8%
Storage Cost of Sales	**147,872**	**168,097**	**13.7%**
Allocated Overhead[4]	33,338	40,995	23.0%
Total Storage Rental Expenses	**181,210**	**209,092**	**15.4%**
Total Storage Adjusted EBITDA	**$396,346**	**$448,242**	**13.1%**
Total Storage Adjusted EBITDA Margin	68.6%	68.2%	-40 bps
Storage Rent	72,807	77,479	6.4%
Storage Rental Expenses (excluding Storage Rent)	**$108,403**	**$131,613**	**21.4%**
Storage Net Operating Income	**$469,153**	**$525,721**	**12.1%**
Storage Net Operating Income Margin	81.2%	80.0%	-130 bps

(1) Our storage and service revenues and Adjusted Storage and Service EBITDA margins for Q1 2018 reflect a net reclassification of $6.3mm of storage rental revenues and Storage Adjusted EBITDA into service revenues and Service Adjusted EBITDA, as a result of our adoption of a new accounting standard pertaining to revenue recognition, which we adopted as of January 1, 2018. Our revenues for Q1 2017 do not reflect this revenue reclassification as this new accounting standard was adopted on a modified retrospective basis, whereby prior period results were not restated.

(2) Includes Fine Art Storage, Consumer Storage, Technology Escrow Services, Digital Storage, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary storage revenues.

(3) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.

(4) Refer to page 19 and Appendix for overhead allocations and definitions.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
20

IRON MOUNTAIN®

Service Business Detail[(1)]

	Q1 2017	Q1 2018	% Change
Service Operations Revenue by Product Line			
Records Management	$168,180	$179,656	6.8%
Data Protection	41,393	41,888	1.2%
Shredding	94,633	100,780	6.5%
Data Center	366	1,107	n/a
Other[(2)]	62,025	67,878	9.4%
Total Service Revenue	**$366,597**	**$391,309**	**6.7%**
Less: Terminations/Permanent Withdraw al Fees	5,277	6,185	17.2%
Adjusted Service Revenue	**$361,320**	**$385,124**	**6.6%**
Less: Service Expenses			
Facility Costs[(3)]	8,078	9,764	20.9%
Service Labor	196,306	204,538	4.2%
Other Service Expenses	66,564	66,026	(0.8)%
Service Cost of Sales	**270,948**	**280,328**	**3.5%**
Allocated Overhead[(4)]	23,370	26,647	14.0%
Total Service Expenses	**294,318**	**306,975**	**4.3%**
Total Service Adjusted EBITDA	**$67,002**	**$78,149**	**16.6%**
Total Service Adjusted EBITDA Margin	18.5%	20.3%	170 bps
Service Rent	3,326	3,367	1.2%
Total Service Adjusted EBITDAR	**$70,328**	**$81,516**	**15.9%**
Total Service Adjusted EBITDAR Margin	19.5%	21.2%	170 bps

(1) Our storage and service revenues and Adjusted Storage and Service EBITDA margins for Q1 2018 reflect a net reclassification of $6.3mm of storage rental revenues and Storage Adjusted EBITDA into service revenues and Service Adjusted EBITDA. as a result of our adoption of a new accounting standard pertaining to revenue recognition, which we adopted as of January 1, 2018. Our revenues for Q1 2017 do not reflect this revenue reclassification as this new accounting standard was adopted on a modified retrospective basis, whereby prior period results were not restated.

(2) Includes Fine Art Storage, Consumer Storage, Technology Escrow Services, Consulting, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary services.

(3) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.

(4) Refer to page 19 and Appendix for overhead allocations and definitions.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

21

IRON MOUNTAIN

Gross Book Value of Real Estate Assets

	As of 3/31/2018
Real Estate Assets	
Storage Operations	
Land	$361,246
Buildings & Building Improvements	2,759,234
Leasehold Improvements	557,580
Racking	1,817,706
Construction In Progress	85,264
Total Storage Gross Book Value	**$5,581,030**
Service Operations	
Land	$13,019
Buildings & Building Improvements	74,930
Leasehold Improvements	101,507
Racking	187,771
Construction In Progress	2,469
Total Service Gross Book Value	**$379,697**
Total Real Estate Gross Book Value	**$5,960,727**
Non-Real Estate Assets	
All Other Non-Real Estate Assets Gross Book Value [(1)]	**1,345,332**
Total PP&E Gross Book Value	**$7,306,059**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software.

www.ironmountain.com
Selected metric definitions are available in the Appendix
22

www.ironmountain.com Selected metric definitions are available in the Appendix Lease Obligations(1) (1) Includes capital and operating lease obligations. (2) Reflects month to month leases and predominantly short term occupancies. Weighted Average Remaining Lease Obligations (assuming exercise of all extension options): 11.3 years 5.5% 6.4% Thereafter 2018 2019 2025 4.3% 2021 2020 4.6% 3.8% 2022 2.9% 2023 3.9% 2024 5.4% 3.2% 2026 3.7% 2027 2.3% 2028 54.1% Facility Lease Expirations (% of total square feet subject to lease) 3/31/2018 Assuming Exercise of All Extension Options 23 (2) Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

IRON MOUNTAIN®

Global Real Estate Portfolio[1]

(000s, except for number of buildings)

Top Ten Markets Owned, United States	Sq. Feet Owned
Northern New Jersey	2,851
Boston	1,428
Chicago	1,282
Dallas	1,075
Los Angeles	1,040
Houston	917
Philadelphia	858
Phoenix	831
New York	825
Baltimore / Washington	777

Top Ten Markets Owned, International	Sq. Feet Owned
London, UK	1,102
Paris, France	807
Montreal, Canada	552
Buenos Aires, Argentina	470
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	301
Edinburgh, UK	289
Singapore, Singapore	274
Calgary, Canada	270

As of 12/31/2017

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	203	21,990	548	34,180	751	56,170
Europe[2]	60	3,573	269	11,553	329	15,125
Latin America	36	1,914	99	5,159	135	7,074
Asia	8	455	215	8,659	223	9,114
International	104	5,942	583	25,371	687	31,314
Total[3]	307	27,932	1,131	59,551	1,438	87,483

Q1 2018 Additions & Expansions

	Owned Facilities		Leased Facilities[4]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	4	1,436	9	121	13	1,557
Europe[2]	-	-	13	411	13	411
Latin America	-	132	1	103	1	235
Asia	-	17	11	260	11	276
International	-	149	25	774	25	923
Total	4	1,585	34	895	38	2,480

Q1 2018 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	14	627	14	627
Europe[2]	-	-	9	65	9	65
Latin America	-	-	6	411	6	411
Asia	-	-	16	298	16	298
International	-	-	31	774	31	774
Total	-	-	45	1,401	45	1,401

As of 3/31/2018

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	207	23,426	543	33,673	750	57,099
Europe[2]	60	3,573	273	11,899	333	15,471
Latin America	36	2,046	94	4,852	130	6,898
Asia	8	472	210	8,621	218	9,093
International	104	6,091	577	25,371	681	31,462
Total[5]	311	29,517	1,120	59,045	1,431	88,562
Total %	21.7%	33.3%	78.3%	66.7%		

(1) Includes real estate held in consolidated joint ventures.
(2) Includes South Africa and United Arab Emirates.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Out of the 34 leased building additions and expansions, 29 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(5) Includes 8 owned data center facilities and 4 leased data center facilities with 2.3mm Sq.Ft. and 0.4mm Sq. Ft., respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

24

www.ironmountain.com Selected metric definitions are available in the Appendix Revenue from Rental Activities and Storage NOI per Racked Square Foot 25 (1) Includes South Africa and United Arab Emirates. (2) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities. (3) Excludes Revenue and NOI associated with Technology Escrow Services, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary storage revenue. Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot(3) Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I Square Footage by Region As of March 31, 2018 North America Europe (1) Latin America Asia Total Records Management Racked Space 40,073 11,123 5,263 5,455 61,913 Data Protection Racked Space 713 148 60 64 985 Other (2) 16,314 4,201 1,575 3,574 25,664 Total 57,099 15,471 6,898 9,093 88,562 Q1 2018 Annualized Revenue NOI North America Records Management $ per Sq Ft $29.69 $24.16 Data Protection $ per Sq Ft $363.44 $328.40 Europe (1) $39.49 $33.55 Latin America $35.56 $31.25 Asia $40.36 $35.54 Total $36.66 $30.89

www.ironmountain.com Selected metric definitions are available in the Appendix Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 3/31/2018 134 64 55 134 68 70 600 700 500 0 100 Latin America Asia 424 North America Europe Total IRM 422 677 693 -0.5% +0.5% +5.0% +26.1% +2.4% 100 800 700 0 900 500 600 99% North America 88% 89% 85% 87% Europe 84% Latin America Asia Total IRM 468 759 144 81 155 70 78 499 90% 77 91% 84% 93% 813 Utilization and Capacity(3) (%) 65 13 6 2 85 66 14 6 6 91 0 20 40 60 80 100 North America Europe Asia Latin America Total IRM +1.2% +6.4% +1.9% +164.9% +6.1% 80 100 140 20 0 120 8 8 27 75% 7 111 83% North America 78% 8 51% Europe 82% Latin America 75% 74% 70% Asia 82% 70% Total IRM 79 88 17 130 Data Protection Storage Portfolio (DPUs MM) As of 3/31/2018(2) (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 9. Dispositions reflects business volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business. (2) DPUs does not include data for Recall outside of Australia, because Recall’s unit of measurement for tapes is not consistent with Iron Mountain’s methodology. (3) We operate our storage RM business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. (4) Includes South Africa and United Arab Emirates. 26 YoY Growth in Units Stored(1) (4) (4) (4) (4) Q1 2017 Q4 2017 Q1 2018 Q3 2017 Q2 2017 Q1 2018 Total Installed Racking Cap. Q1 2018 Total Potential Building Cap. Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

www.ironmountain.com Selected metric definitions are available in the Appendix Q1 2018 Full Year 2017 Full Year 2016 Full Year 2015 Customer Quality Metrics Volu e Retention Rate (RM Global) 94.0% 94.0% 92.6% 93.3% Bad Debt Expense as a % of Consolidated Revenues 0.6 0.4 0.2 0.5 Turnover Expenditures (Storage Only) Q1 2018 YTD 2018 Sales, Marketing & Account Management 43,020 43,020 Customer Acquisition Costs(2) 18,046 18,046 Customer Data 27 (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue. (2) Customer acquisition costs include the acquisition of customer relationships and customer inducements. 16% 9% 13% 7% 46% Insurance Healthcare 2% Life Sciences 3% Federal 2% Legal 3% Energy Financial Business Services Other North America Q1 2018 Trailing Twelve Months Records Management Revenue by Vertical Our top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to approximately 2% (on a volume basis), attributable to customer terminations. (1) Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I To be updated for 2018

IRON MOUNTAIN®

Data Center Customer and Portfolio Metrics(1)

($ in 000)

Annualized Revenue and Lease Expirations

Customer Lease Expiration, As of March 31, 2018					
Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized TCV Rent Expiring	Percentage of TCV Annualized Rent
2018	361	15.1	18.6%	$47,482	23.9%
2019	265	9.0	11.1%	29,778	15.0%
2020	213	11.9	14.7%	34,534	17.4%
2021	104	14.3	17.7%	34,716	17.5%
2022	33	2.0	2.5%	6,203	3.1%
2023	21	7.6	9.4%	14,680	7.4%
2024	3	3.3	4.1%	8,072	4.1%
Thereafter	6	17.7	21.9%	23,077	11.6%
Total	**1,006**	**80.9**	**100.0%**	**$198,543**	**100.0%**
WALE:	**3.07 years**				

Q1 2018 Annualized				
	Revenue	**NOI**	**Leasable MW**	**Leasable Sq Ft**
Data Center	$186,412	$120,107	91.1	806
$ per Leasable Sq Ft	$231	$149		
$ per Leasable MW	$2,046	$1,318		

Capacity and Investment Activity

Capacity in MW			
Geographic Region	Leased % by MW	Leasable MW	Total Potential MW
Boyers and Other(2)	84.2%	13.8	24.2
Denver	73.0%	9.6	16.2
New Jersey	73.6%	15.1	30.1
Northern Virginia	65.5%	3.0	60.0
Phoenix	98.1%	45.4	107.4
London	100.0%	3.2	8.8
Singapore	100.0%	1.0	5.5
Total	**88.3%**	**91.1**	**252.2**

Investment Activity							
Geographic Region	MW Under Construction	% Pre-Leased	Investment in Q1 2018	Total Expected Investment	Stabilized NOI Yield	Expected Completion	Stabilization
Boyers and Other	2.3	0.0%	$500	$21,900		Q2 2019	Q4 2021
Denver	1.0	0.0%	$800	$9,100		Q4 2018	Q1 2020
New Jersey	3.0	50.0%	$2,500	$30,983		Q4 2018	Q4 2020
Northern Virginia	7.5	0.0%	$4,000	$52,800		Q1 2019	Q2 2020
Phoenix	4.0	75.0%	$6,000	$20,600		Q3 2018	Q2 2019
Total	**17.8**	**25.4%**	**$13,800**	**$135,383**	**14% - 16%**		

(1) Lease count and MW figures are in whole units.
(2) Includes approximately 1 MW of internal capacity.

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Selected metric definitions are available in the Appendix

28

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www.ironmountain.com Selected metric definitions are available in the Appendix $79 $40 $360 $547 $1,246 $820 $1,007 $937 $951 $1,000 $825 2023 2022 2027 2025 2020 2021 2024 2026 Thereafter 2018 2019 Debt Schedule 29 73% 27% Fixed vs. Floating Rate Debt at 3/31/18(4) Total Borrowings Maturity Schedule ($MM) Floating Rate Debt Fixed Rate Debt (1) Includes Accounts Receivable securitization. (2) Includes AUD Term Loan B of $262mm. (3) Includes $50mm of mortgage notes payable in 2026. (4) Adjusted to include capital lease yields a ratio of 75% fixed and 25% floating. (1) (3) (2) Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

www.ironmountain.com Selected metric definitions are available in the Appendix Capitalization 30 (1) Total debt net of cash is calculated as current portion of long-term debt of $137mm plus long-term debt net of current portion of $8,021mm plus $93mm of deferred financing costs less cash and cash equivalents of $443mm. Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I Senior Subordinated and Senior Unsecured Notes (as of 3/31/2018) Senior Senior Senior Senior Senior Senior Senior Senior Senior Type of Note Subordinated Unsecured Unsecured Unsecured Unsecured Unsecured Unsecured Unsecured Unsecured Issuance Date 8/7/12 8/13/13 5/27/16 5/27/16 9/15/16 5/18/17 9/18/17 11/13/17 12/27/17 Denomination USD USD USD USD CAD EUR USD GBP USD Original Principal Amount (FX Rate on Issue Date) $1,000,000 $600,000 $500,000 $250,000 $189,537 $336,894 $1,000,000 $535,904 $825,000 Exchange Rate at 3/31/2018 1.0000 1.0000 1.0000 1.0000 0.7753 1.2324 1.0000 1.4013 1.0000 Principal Amount at 3/31/2018 $1,000,000 $600,000 $500,000 $250,000 $193,826 $369,711 $1,000,000 $560,516 $825,000 Yield (on Issue Date) 5.750% 6.000% 4.375% 5.375% 5.375% 3.000% 4.875% 3.875% 5.250% Maturity Date 8/15/24 8/15/23 6/1/21 6/1/26 9/15/23 1/15/25 9/15/27 11/15/25 3/15/28 Current Call Price 102.875 N/A N/A N/A N/A N/A N/A N/A N/A Next Call Date 8/15/18 8/15/18 6/1/18 6/1/21 9/15/19 6/15/20 9/15/22 11/15/20 12/27/22 Next Call Price 101.917 103.000 102.188 102.688 104.031 101.500 102.438 101.938 102.625 Senior Credit Facility Debt Covenant Analysis (as of 3/31/2018) Metric Limit Current Fixed Charge Ratio ≥ 1.5x 2.2x Net Total Lease Adjusted Leverage Ratio ≤ 6.5x 5.6x Net Secured Lease Adjusted Leverage Ratio ≤ 4.0x 2.4x Senior Credit Facility (as of 3/31/2018) Senior Credit Facility Debt Covenant Analysis (as of 3/31/2018) Capacity $1,990,625 Outstanding $1,040,694 Letters of Credit $54,673 Remaining Capacity $895,259 Interest Rate Spread (Prime) 0.75% Interest Rate Spread (LIBOR) 1.75% Weighted Average Interest Rate 3.31% Maturity Date 8/21/22 Total Market Capitalization as of 3/31/2018 # of Shares Outstanding 285,923 Share Price as of 3/31/2018 $32.86 Total Equity Value $9,395,443 Total Debt, Net of Cash(1) $7,808,167 Total Market Capitalization $17,203,610 Net Debt to Total Market Capitalization 45% Adj. EBITDA to Interest Expense 3.5x Total Market Capitalization to Adjusted EBITDA 11.8 Credit Ratings S&P Moody's Data Table for ThinkCell Chart Corporate BB- Ba3 Senior Credit Facility BB Ba3 Senior Unsecured BB- Ba3 Senior Subordinated B B2 Total Debt Weighted Average Rates (as of 3/31/2018) Weighted Average Interest 4.8% Weighted Average Maturity 6.6 Years

IRON MOUNTAIN
Capital Expenditures and Investments

Capital Expenditures[1]	Q1 2017	Q1 2018	% Change
Real Estate:			
Investment[2]	$24,131	$21,207	(12.1)%
Maintenance	8,054	8,999	11.7%
	$32,184	$30,206	(6.1)%
Non-Real Estate:			
Investment	$9,894	$8,309	(16.0)%
Maintenance	7,243	5,961	(17.7)%
	$17,137	$14,270	(16.7)%
Data Center Investment and Maintenance:[3]	$19,985	$15,196	(24.0)%
Innovation and Growth Investment:	$4,382	$2,193	(50.0%)
Total Real Estate, Non-Real Estate and Data Center Capital Expenditures and Innovation and Growth Investments	**$73,688**	**$61,865**	**(16.0%)**
Net Change in Prepaid and Accrued Capital Expenditures and Capital Leases	(486)	33,740	n/a
Total Cash Paid for Real Estate, Non-Real Estate and Data Center Capital Expenditures and Innovation and Growth Investments	**73,202**	**95,605**	**30.6%**

(1) Includes Significant Acquisition Integration CapEx of $6.3mm and $1.9mm in Q1 2017 and Q1 2018, respectively.
(2) Includes Land, Buildings, Improvements, and Racking Structures.
(3) Includes Non-Real Estate Investment associated with data center business of $0.1mm and $1.3mm in Q1 2017 and Q1 2018, respectively. Includes Maintenance CapEx associated with data center business of $0.4mm in Q1 2018.

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31

www.ironmountain.com Selected metric definitions are available in the Appendix Business and Customer Acquisitions 32 Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I Q1 2017 Q1 2018 % Change Business Acquisitions Business Acquisitions Excluding Data Centers $17,063 $7,761 (54.5)% Change in Business Acquisition Accruals and Cash Acquired (4,876) 4,688 n/a Cash Paid for Acquisitions, Net of Cash Acquired, Excluding Data Centers 12,187 12,449 2.1% Total Data Center Acquisitions - 1,416,525 n/a Total Cash Paid for Acquisitions, Net of Cash Acquired $12,187 1,428,974 n/a Q1 2017 Q1 2018 % Change Customer Acquisitions Acquisition of Customer Relationships $17,771 11,121 (37.4)% Customer Inducements 3,616 130 (96.4)% Total Acquisition of Customer Relationships and Customer Inducements $21,387 $11,251 (47.4)% Change in Customer Acquisition Accruals 16 1,481 n/a Total Cash Paid for Acquisition of Customer Relationships and Customer Inducements (1) 21,403 12,732 (40.5%) (1) Excludes contract fulfillment costs in Q1 2018 due to the new revenue recognition standard.

IRON MOUNTAIN

Real Estate Investments[1]

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Q1 2018	Cumulative Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU[4]	Average Stabilization Period
Racking Installations[2]						
North America	$19,736	$3,445	$11,535	4,882	$2.52	
Europe[3]	44,180	1,521	38,459	10,330	$2.40	
Latin America	10,266	226	8,626	2,422	$2.28	
Asia	33,532	3,008	25,063	10,411	$2.48	
Worldwide	**$107,715**	**$8,200**	**$83,684**	**28,046**	**$2.47**	**8 - 12 months**

Region	Total Expected Investment	Investment in Q1 2018	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[4]	Average Stabilization Period
Building Development Projects[5]							
North America[6]	$13,723	$2,061	$8,222	-	212	$2.52	
Europe[3]	3,360	-	3,114	368	22	$2.40	
Latin America	23,334	487	13,343	5,200	222	$2.28	
Asia	-	-	-	-	-	$2.48	
Worldwide	**$40,417**	**$2,548**	**$24,678**	**5,568**	**455**	**$2.47**	**24 - 36 months**

Investment Reconciliation	Q1 2018 Investments
Racking Installations	$8,200
Consolidation Related to Racking Installations	4,915
Building Development Projects	2,548
Total C$ Real Estate Investments	15,663
Other Real Estate Investment	7,128
Total FX Impact	(1,584)
Real Estate Investment	**$21,207**

(1) Based on 2018 C$ Budgeted FX Rates.
(2) Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $43.3mm, $4.9mm and $28.0mm, respectively.
(3) Includes South Africa and United Arab Emirates.
(4) In USD R$ calculated using a twelve month trailing historical average.
(5) Data center development detail can be found on page 28.
(6) North America excludes racking investments for development projects that were initiated after 1/1/2018. Racking investments associated with these projects are included in the table above.

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IRON MOUNTAIN®

Acquisitions and Disposals(1)

Region	Purchase Price	Total Sq Ft	Expected IRRs
Q1 2018 Building Acquisitions		None in Current Period	
North America	-	-	-
Europe	-	-	-
Latin America	-	-	-
Asia	-	-	-
Worldwide	-	-	-

Q1 2018 Data Centers, Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$1,435,407	-
Capital Consideration	$45,086	-
Stabilized Total Expected Investment	**$1,480,493**	-
Estimated Annual Revenues	$144,000	-
Expected IRR Range	11% - 14%	-

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(1) Based on 2018 C$ Budgeted FX Rates.

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Selected metric definitions are available in the Appendix

34

IRON MOUNTAIN

Components of Value

Components	Q1 2018 Annualized NOI
North America	
Records Management	$967,968
Data Protection	234,212
Other	54,746
Europe [1]	379,664
Latin America	162,970
Asia	191,114
Proforma Global Data Center [2]	115,795
Total Portfolio Storage NOI	2,106,470

	Q1 2018 Service Adjusted EBITDAR
Service Adjusted EBITDAR [3]	$326,064

	Balance at 3/31/2018
Cash, Cash Equivalents & Other Tangible Assets [4]	$1,524,873
Quarterly Building & Racking Investment, not reflected in NOI	$10,748
Data Center Investment, not reflected in NOI	$13,800
Customer Acquisition Consideration	11,121
Less:	
Debt, Gross Book Value [5]	$8,158,071
Non-Controlling Interests	$1,528
Annualized Rental Expense	$323,384
Estimated Tax Liability	$36,509

(1) Includes South Africa and United Arab Emirates.
(2) Proforma includes full quarterization of IO Data Centers and Credit Suisse data centers.
(3) Q1 2018 annualized.
(4) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets and Prepaid Expenses.
(5) Calculated as current portion of Long-Term Debt of $137mm plus Long-Term Debt Net of Current Portion of $8,021mm.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

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Selected metric definitions are available in the Appendix

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IRON MOUNTAIN®

Appendix

2017 Quarterly Results Based on New Reporting Segments

By Reporting Segment	Q1 2017		Q2 2017		Q3 2017		Q4 2017		Full Year 2017	
NA Records and Information Management Business										
Storage Rental	$298,183		$305,168		$308,822		$309,322		$1,221,495	
Service	209,414		204,429		204,745		210,263		828,851	
Total Revenues	$507,597		$509,597		$513,567		$519,585		$2,050,346	
Adjusted EBITDA & Margin	209,530	41.3%	220,768	43.3%	224,882	43.8%	228,978	44.1%	884,158	43.1%
NA Data Management Business										
Storage Rental	$68,824		$68,735		$70,075		$68,782		$276,416	
Service	32,010		30,942		31,155		31,117		125,224	
Total Revenues	$100,834		$99,677		$101,230		$99,899		$401,640	
Adjusted EBITDA & Margin	55,270	54.8%	55,448	55.6%	56,433	55.7%	56,173	56.2%	223,324	55.6%
Western European Business										
Storage Rental	$71,567		$74,535		$78,012		$79,091		$303,205	
Service	48,505		47,331		50,070		52,631		198,537	
Total Revenues	$120,072		$121,866		$128,082		$131,722		$501,742	
Adjusted EBITDA & Margin	34,142	28.4%	36,528	30.0%	43,464	33.9%	45,890	34.8%	160,024	31.9%
Other International Business										
Storage Rental	$117,615		$121,317		$125,903		$128,283		$493,118	
Service	71,626		71,088		73,795		75,228		291,737	
Total Revenues	$189,241		$192,405		$199,698		$203,511		$784,855	
Adjusted EBITDA & Margin	55,347	29.2%	56,166	29.2%	59,082	29.6%	55,835	27.4%	226,430	28.8%
Global Data Center Business										
Storage Rental	$5,858		$9,931		$7,761		$12,289		$35,839	
Service	365		429		488		573		1,855	
Total Revenues	$6,223		$10,360		$8,249		$12,862		$37,694	
Adjusted EBITDA & Margin	1,506	24.2%	5,991	57.8%	1,077	13.1%	2,701	21.0%	11,275	29.9%
Corporate and Other Business										
Storage Rental	$10,232		$10,554		$10,517		$16,181		$47,484	
Service	4,677		5,347		4,318		7,475		21,817	
Total Revenues	$14,909		$15,901		$14,835		$23,656		$69,301	
Adjusted EBITDA	(63,221)		(56,847)		(61,914)		(63,033)		(245,015)	
Total										
Storage Rental	$572,279		$590,240		$601,090		$613,948		$2,377,557	
Service	366,597		359,566		364,571		377,287		1,468,021	
Total Revenues	$938,876		$949,806		$965,661		$991,235		$3,845,578	
Adjusted EBITDA & Margin	292,574	31.2%	318,054	33.5%	323,024	33.5%	326,544	32.9%	1,260,196	32.8%

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IRON MOUNTAIN
Appendix

Non-GAAP Measures and Definitions

Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Adjusted Earnings Per Share, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) gain on sale of real estate, net of tax; (iii) intangible impairments; (iv) other (income) expense, net; (v) Significant Acquisition Costs (as defined below); and (vi) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Adjusted Funds From Operations, or AFFO

AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship intangible assets, deferred financing costs and permanent withdrawal fees, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less maintenance capital expenditures and non-real estate investments, excluding Significant Acquisition capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

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Appendix

Non-GAAP Measures and Definitions (continued)

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other (income) expense, net; (iv) gain on sale of real estate, net of tax; and (v) Significant Acquisition Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets and gain on sale of real estate, net of tax ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other (income) expense, net; (iv) Significant Acquisition Costs; (v) the tax impact of reconciling items and discrete tax items; (vi) (income) loss from discontinued operations, net of tax; and (vii) loss (gain) on sale of discontinued operations, net of tax.

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www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Non-GAAP Measures and Definitions (continued) FFO (Normalized) per share FFO (Normalized) divided by weighted average fully-diluted shares outstanding. Service Adjusted EBITDA Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted EBITDAR Service Adjusted EBITDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted EBITDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Adjusted EBITDA Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 39 Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Other Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides records and information management services, including the storage of physical records, including media such as microfilm and microfiche, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); Destruction; and Information Governance and Digital Solutions throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, including our Iron Cloud solutions. Western European Business – Our Western European Business segment provides records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout Austria, Belgium, France, Germany, Ireland, the Netherlands, Spain, Switzerland and the United Kingdom (consisting of our operations in England, Northern Ireland and Scotland), as well as Information Governance and Digital Solutions in Sweden (the remainder of our business in Sweden is included in the Other International Business segment described on the following page). 40 Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

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Other Definitions (continued)

Other International Business – Our Other International Business segment provides records and information management services throughout the remaining European countries in which we operate, Latin America, Asia and Africa. Our European operations included in this segment provide records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout Cyprus, the Czech Republic, Denmark, Finland, Greece, Hungary, Norway, Poland, Romania, Serbia, Slovakia, and Turkey; Records Management and Information Governance and Digital Solutions in Estonia, Latvia and Lithuania; and Records Management in Sweden. Our Latin America operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Australia and New Zealand, with Records Management and Data Protection & Recovery also provided in certain markets in China (including Taiwan and Macau), Hong Kong, India, Indonesia, Malaysia, the Philippines, Singapore, South Korea, Thailand and the United Arab Emirates. Our African operations provide Records Management, Data Protection & Recovery and Information Governance and Digital Solutions in South Africa.

Global Data Center Business – Our Global Data Center segment provides data center facilities to protect mission-critical assets and ensure the continued operation of our customers' IT infrastructures, with secure and reliable colocation and wholesale options. As of March 31, 2018, we had data center operations in eight U.S. markets in the United States including: Phoenix, Arizona; Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Edison, New Jersey; Columbus, Ohio; Boyers, Pennsylvania; and Manassas, Virginia and two international markets in London and Singapore.

Corporate and Other – Our Corporate and Other Business segment primarily consists of the storage, safeguarding and electronic or physical delivery of physical media of all types and digital content repository systems to house, distribute, and archive key media assets, primarily for entertainment and media industry clients ("Entertainment Services"), throughout the United States, Canada, France, Hong Kong, the Netherlands and the United Kingdom, as well as our fine art storage businesses and consumer storage businesses in the United States. These businesses, represent the primary product offerings of our Adjacent Businesses operating segment, costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes stock-based employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan.

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www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 42 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Real estate assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies (“Real Estate Investment”). Excludes data center investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures (“Real Estate Maintenance”). Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 43 Definitions (continued) Capital Expenditures and Investments (continued) Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer- inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of core products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements (“Non-Real Estate Investment”). Maintenance – Non-real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally- developed software assets. This category also includes capital to support initiatives such as sales and marketing and information technology projects to support infrastructure requirements (“Non-Real Estate Maintenance”). Data Center Investment and Maintenance: Capital expenditures that support data center business growth, primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings, as well as capital expenditures that are expected to support incremental improvements to our data center business, through either increasing revenue, improving operating efficiency, or extending the useful life of our real estate operating assets. This also includes capital expenditures necessary to maintain ongoing business operations primarily related to the repair or maintenance of assets, as well as for the re-configuration of existing assets. Innovation and Growth Investment: Discretionary capital expenditures in significant new products and services in new, existing or adjacent business opportunities. Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I

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Other Definitions (continued)

Capital Expenditures and Investments (continued)

Components of Overhead

Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows:

Field Operation Costs – Allocated to storage and service operations based on percent of revenue.

Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue.

Transportation Costs – Allocated fully to service operations.

Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management.

Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses.

Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2017 results at the 2018 constant dollar budget rates, which are set based on closing Fx rates on January 5th, 2018.

Cumulative Investment to Date – Total spend to date since project approval.

Customer Inducements – Represents Move Costs and Permanent Withdrawal Fees.

Data Center Business Definitions

Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts.

Leasable Sq. Ft. – Represents the amount of space available for customer use, measured in square feet. Primarily includes raised floor area, office area and storage area. Excludes support spaces dedicated for mechanical and electrical infrastructure and common areas such as roadways in our underground locations, corridors, lobbies, and loading/unloading areas.

Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts.

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Other Definitions (continued)

Data Center Business Definitions (continued)

TCV – "Total Contract Value" represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges.

Total MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts.

WALE – "Weighted Average Lease Expiry" (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements.

Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period.

DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services.

Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another.

Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Africa, Latin America, Asia) and product (Records Management or Data Protection).

Internal Revenue Growth – Our internal revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our internal revenue growth rate includes the impact of acquisitions of customer relationships.

Investment in Current Period – Spend within the quarter being reported.

Lease Adjusted Leverage Ratio – The calculation for this ratio is net debt including the capitalized value of lease obligations plus six times rent expense divided by EBITDA plus rent expense.

Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters' total activity by the ending balance of the same prior-year period.

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Other Definitions (continued)

Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent.

Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship.

Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects.

Significant Acquisition Costs – Represents operating expenditures associated with (1) the May 2, 2016 acquisition of Recall Holdings Limited ("Recall") pursuant to the Scheme Implementation Deed, as amended with Recall (the "Recall Transaction") including: (i) advisory and professional fees to complete the Recall Transaction; (ii) costs associated with the divestments required in connection with receipt of regulatory approvals in connection with the Recall transaction (including transitional services); (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions; and (2) the advisory and professional fees to complete the acquisition of IO Data Centers, LLC.

REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows:

Services Adj. EBITDA
\+ Allocated Overhead Expenses
\+ Termination and Permanent Withdrawal Fees
= **Service Profit ($)**
/ Total Service Revenues (including Termination and Permanent Withdrawal Fees)
= **Service Margin (%)**

Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows:

Storage Net Operating Income
\+ Allocated Overhead Expenses
\- Storage Rent
\- Termination and Permanent Withdrawal Fees
= **Storage Profit ($)**
/ Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees)
= **Storage Margin (%)**

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www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 47 Other Definitions (continued) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Total Expected Investment for Data Center Business – Represents estimated amount of capital to be invested in data center development currently under construction measured in USD. Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Se ct ion V II I Se ct io n IX Se ct io n V II Se ct io n V I Se ct io n V Se ct io n IV Se ct io n II I Se ct io n X Se ct io n II Se ctio n I Se ct io n X I